Exhibit 99.1

Wrap Reality Exceeds 2022's Total Sales in Just Six Months, Revolutionizing Immersive Learning Experiences for Law Enforcement

TEMPE, AZ, June 27, 2023 – Wrap Technologies, Inc. (Nasdaq: WRAP), a global pioneer in innovative public safety solutions, today announced that year-to-date sales in 2023 for Wrap Reality, the Company’s advanced virtual reality training system, have surpassed the total sales achieved for the platform in 2022. This milestone serves as a testament to Wrap’s commitment to transforming law enforcement training methodologies and providing exceptional learning experiences. Through continuous innovation, Wrap Reality has gained traction within the law enforcement community, empowering officers to enhance their training skills and effectively address the complex public safety challenges of today’s world.

"This achievement demonstrates the value that law enforcement agencies see with our virtual reality training platform,” said Kevin Mullins, CEO of Wrap Technologies. "By focusing on realistic scenarios that emphasize communication skills and de-escalation, our platform empowers officers to excel in critical decision-making and enhances their preparedness for ever-evolving diversity of challenges law enforcement faces in the world today."

Wrap Reality’s groundbreaking approach is centered around scenario-based training, enabling law enforcement agencies to simulate real-life situations and develop critical decision-making skills under high-stress environments. The platform’s pre-scripted and pre-recorded scenarios challenge officers to navigate complex verbal interactions emphasizing communication, de-escalation, and adaptive response strategies beyond traditional "shoot-don’t shoot" situations.

With a wide range of equipment options, including handcuffs, pepper spray, rifles, shotguns, conductive energy devices, and the innovative BolaWrap® device, Wrap Reality ensures officers learn the proper utilization of tools.

Officers are presented with an unparalleled opportunity for growth and mastery through engaging scenarios, each one designed to branch into a multitude of actions, reactions and outcomes, providing the opportunity for officers to repeatedly experience situations and refine their approach with each iteration. This dynamic functionality empowers officers to sharpen their decision-making abilities, adapt their responses to evolving circumstances, and continually elevate their skill set. The result is a continuous journey of learning, fostering exceptional competence and unwavering preparedness among law enforcement professionals.

“My department utilized the Wrap Reality VR training system for several days prior to purchasing and was amazed how it places officers in real-life situations in a virtual environment,” states Chief Frederick Dyroff of Mahoning Township Police Department, who purchased Wrap Reality in April of this year. “Officers were provided several scenarios with each scenario having a different resolution depending on how each officer handled the incident. While using the VR trainer, the officers truly felt they were in that world; their heartbeats and pulses rapidly increased depending on the incidents. Our expectations of the VR trainer are to have an on-site training simulator available for our officers for continuous real-life training opportunities.”

Agencies can also create and customize their own training scenarios to address their unique challenges and focus areas through the versatile Wrap Reality ADAPT feature. With over 6,000 possible scenario variations, this flexibility ensures that training officers can provide relevant and impactful training experiences, enhancing their ability to handle diverse real-life situations with confidence and proficiency. Wrap Reality also supports dual users in the same scenario, enabling real-time collaboration among law enforcement personnel and facilitating the development of teamwork and problem-solving abilities essential for effective operations.

With this significant growth achievement, Wrap Reality is poised to further transform the training industry by leveraging cutting-edge virtual reality technology to contribute to the professional growth and effectiveness of law enforcement officers. Wrap Technologies remains committed to advancing its scenario-based virtual reality training platform, fostering a culture of perpetual learning and propelling officers to remain at the forefront of their field, enhancing public safety and yielding better outcomes for the communities they serve.

For more information about Wrap Technologies’ Wrap Reality VR Training Solution, please visit wrap.com/reality.

About Wrap

Wrap Technologies, Inc. (Nasdaq: WRAP) is a leading global provider of advanced public safety solutions, integrating state-of-the-art technology, cutting-edge tools, and comprehensive services to address the complex, modern day challenges facing public safety organizations around the world.  Guided by a no-harm principle, Wrap is dedicated to developing groundbreaking solutions that empower public safety agencies to safeguard the communities they serve in a manner that fosters stronger relationships and delivers positive public safety outcomes.

Wrap's BolaWrap® solution encompasses an innovative and patented hand-held remote restraint device, strategically engineered with Wrap’s no-harm guiding principle to proactively deter escalation by deploying a Kevlar® tether that safely restrains individuals from a distance. Combined with BolaWrap® training, certified by the esteemed International Association of Directors of Law Enforcement Standards and Training (IADLEST), Wrap enables officers from over 900 agencies across the US and 60 countries around the world, with the expertise to effectively use BolaWrap® as an early intervention measure, mitigating potential risks and injuries, averting tragic outcomes.

Wrap Reality™, the Company’s advanced virtual reality training system, is a fully immersive training simulator and comprehensive public safety training platform equips first responders with the discipline and practice to prevent escalation, de-escalate conflicts, and apply appropriate tactical use-of-force measures to better perform in the field. By offering a growing range of real-life scenarios, Wrap Reality™ addresses the dynamic nature of modern law enforcement situations for positive public safety outcomes.

Wrap’s headquarters are in Tempe, Arizona.

For more information, please visit wrap.com.

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Trademark Information

BolaWrap, Wrap and Wrap Reality are trademarks of Wrap Technologies, Inc. All other trade names used herein are either trademarks or registered trademarks of the respective holders.

Cautionary Note on Forward-Looking Statements - Safe Harbor Statement

This press release contains "forward-looking statements" within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to: statements regarding the Company's overall business; total addressable market; and expectations regarding future sales, expenses and break-even and profitability expectations. Words such as "expect", "anticipate", "should", "believe", "target", "project", "goals", "estimate", "potential", "predict", "may", "will", "could", "intend", and variations of these terms or the negative of these terms and similar expressions are intended to identify these forward-looking statements. Moreover, forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond the Company's control. The Company's actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to: the Company's ability to successfully implement training programs for the use of its products; the Company's ability to manufacture and produce product for its customers; the Company's ability to develop sales for its new product solution; the acceptance of existing and future products, including the acceptance of the BolaWrap 150; the risk that distributor and customer orders for future deliveries are modified, rescheduled or cancelled in the normal course of business; the availability of funding to continue to finance operations; the complexity, expense and time associated with sales to law enforcement and government entities; the lengthy evaluation and sales cycle for the Company's product solution; product defects; litigation risks from alleged product-related injuries; risks of government regulations; the business impact of health crises or outbreaks of disease, such as epidemics or pandemics; the impact resulting from geopolitical conflicts and any resulting sanctions; the ability to obtain export licenses for countries outside of the US; the ability to obtain patents and defend IP against competitors; the impact of competitive products and solutions; and the Company's ability to maintain and enhance its brand, as well as other risk factors mentioned in the Company's most recent annual report on Form 10-K, quarterly report on Form 10-Q, and other SEC filings. These forward-looking statements are made as of the date of this press release and were based on current expectations, estimates, forecasts and projections as well as the beliefs and assumptions of management. Except as required by law, the Company undertakes no duty or obligation to update any forward-looking statements contained in this release as a result of new information, future events or changes in its expectations.

Investor Relations Contact:

Matt Glover and Tom Colton

Gateway Group, Inc.

949-574-3860

WRAP@gateway-grp.com

Media Relations Contact:

Robert Collins and Zachary Kadletz

Gateway Group, Inc.

949-574-3860

WRAP@gateway-grp.com